                                                                 Exhibit (n)(ii)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 9/Amendment No. 19 to the Registration Statement No. 333-89409/ 811-3713 of New England Variable Life Separate Account on Form N-6 of our report dated April 16, 2004, relating to New England Variable Life Separate Account appearing in the Prospectus, which is a part of such Registration Statement, and our report dated April 8, 2004 relating to New England Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142) appearing in the Statement of Additional Information, which is also part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Statement of Additional Information which are parts of such Registration Statement.


Deloitte & Touche LLP


Tampa, Florida
April 26, 2004